                                 MONARCH BANCORP

                             30000 Town Center Drive
                        Laguna Niguel, California  92677
                                 (714) 495 3300

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                            TO BE HELD JUNE 21, 1995

                                  INTRODUCTION

TO THE SHAREHOLDERS OF MONARCH BANCORP:

NOTICE IS HEREBY GIVEN   that, pursuant to the call of its Board of Directors,
the Annual Meeting of Shareholders (the "Meeting") of Monarch Bancorp (the "Company") will be held at South Coast Medical Center, 31872 Pacific Coast Highway, Laguna Beach, California, on Wednesday, June 21, 1995 at 7:00 p.m., and at any and all adjournments thereof.


The matter to be considered and voted upon at the Meeting will include:

     1.   ELECTION OF DIRECTORS.   Election of the following eight (8)
          individuals to the Board of Directors to serve until the next Annual Meeting of Shareholders and until their successors are elected and have qualified:

               Rice E. Brown                 Alfred H. Jannard
               E. Lynn Caswell               Cheryl Moore
               Raymond B. Cox                Margaret A. Redmond
               William C. Demmin             John W. Rose

     2. AMENDMENT TO MONARCH BANCORP 1993 STOCK OPTION PLAN. To consider and vote upon proposed amendments to the Company's 1993 Stock Option Plan that would increase the number of shares subject to the Plan equal to 10% of the issued and outstanding shares of the Company following completion of the current recapitalization plans of Monarch Bancorp, as described in this Proxy Statement, subject to any necessary approvals and amendments required by any regulatory agency.

     3. DIRECTORS DEFERRED COMPENSATION PLAN AND TRUST AGREEMENT. Voting upon the approval of the Directors Deferred Compensation Plan and Trust Agreement as described in the Company's Proxy Statement for the 1995 Annual Meeting of Shareholders, subject to any necessary approvals and amendments required by any regulatory agency.

     4. OTHER BUSINESS. Transacting such other business as may properly come before the Meeting, and any adjournment or adjournments thereof.

The Board of Directors has fixed the close of business on May 16, 1995 as the record date for determination of shareholders entitled to notice of, and to vote at, the Meeting or any adjournment thereof.

The Bylaws (as amended by the Board of Directors on April 23, 1986) of the Company set forth the following procedures for nominations to the Board of
Directors:

     Nominations for election of members of the Board of Directors may be made by the Board of Directors or by any stockholder of any outstanding class of voting stock of the Corporation entitled to vote for the election of directors. Notice of intention to make any nominations, other than by the Board of Directors, shall be made in writing and shall be delivered or mailed to the President of the Corporation not less than 30 days nor more than 60 days prior to any meeting of stockholders called for the election of directors; provided, however, that if less than 30 days notice of the meeting is given to shareholders, such notice of intention to nominate shall be mailed or delivered to the President of the Corporation not later than the close of business on the seventh day following the day on which the notice of the meeting is sent to shareholders. Such notification shall contain the following information to the extent known to the notifying shareholder: (a) the name and address of each proposed nominee;
     (b) the principal occupation of each proposed nominee; (c) the number of shares of capital stock of the Corporation owned by each proposed nominee;
     (d) the name and residence address of the notifying shareholder; and (e) the number of shares of capital stock of the Corporation owned by the notifying shareholder. Nominations not made in accordance herewith shall be disregarded by the Chairman of the meeting, and the Inspector of Election shall then disregard all votes cast for each such nominee.


                                        By Order of the Board of Directors

                                        /s/ William C. Demmin

                                        William C. Demmin
                                        Corporate Secretary


May __, 1995

                                 MONARCH BANCORP

                                 PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS

                                  JUNE 21, 1995

                                  INTRODUCTION



This Proxy Statement is furnished in connection with the solicitation of Proxies for use at the 1995 Annual Meeting of Shareholders (the "Meeting") of Monarch Bancorp (the "Company") to be held at South Coast Medical Center, 31872 Pacific Coast Highway, Laguna Beach, California, on Thursday, June 21, 1995 at 7:00 p.m., and at any and all adjournments thereof.

It is expected that this Proxy Statement and accompanying Notice and Proxy will be mailed to shareholders on or about May 29, 1995.

REVOCABILITY OF PROXIES

A Proxy for use at the Meeting is enclosed. Any shareholder who executes and delivers such proxy has the right to revoke it at any time before it is exercised by filing with the Company an instrument revoking it or by filing a duly-executed Proxy bearing a later date. In addition, the powers of the proxy holders will be revoked if the person executing the Proxy is present at the Meeting and elects to vote in person. Subject to such revocation, all shares represented by a properly executed Proxy received in time for the Meeting will be voted by the proxy holders in accordance with the instruction on the Proxy.

IF NO INSTRUCTION IS SPECIFIED WITH REGARD TO A MATTER TO BE ACTED UPON, THE SHARES REPRESENTED BY THE PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF MANAGEMENT AND IN FAVOR OF SUCH MATTER.

PERSONS MAKING THE SOLICITATION

This solicitation of Proxies is being made by the Board of Directors of the Company. The expense of preparing, assembling, printing, and mailing this Proxy Statement and the material used in the solicitation of proxies for the Meeting will be borne by the Company. It is contemplated that proxies will be solicited principally through the use of mail, but officers, directors, and employees of the Company may solicit proxies personally or by telephone, without receiving special compensation therefor. Although there is no formal agreement to do so, the Company may reimburse banks, brokerage houses, and other custodians, nominees and fiduciaries for the reasonable expense in forwarding these proxy materials to their principals. In addition, the Company may utilize the services of individuals or companies not regularly employed by the Company in connection with the solicitation of proxies if Management of the Company determines that this is advisable.

                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

There were issued and outstanding 5,341,434 shares of the Company's common stock on May 16, 1995, which has been set as the record date for the purpose of determining the shareholders entitled to notice of and to vote at the Meeting (the "Record Date"). Each holder of common stock will be entitled to one vote, in person or by the proxy, for each share of common stock standing in his or her name on the books of the Company as of the Record Date on any matter submitted to the vote of the shareholders, except that in connection with the election of directors, the shares may be voted cumulatively if a candidate's or candidates' name(s) have been properly placed in nomination prior to the voting and a shareholder present at the meeting has given notice of his or her intention to vote his or her shares cumulatively. If a shareholder has given such notice, then all shareholders entitled to vote for the election of directors may cumulate their votes. Cumulative voting entitles a shareholder to give one or more nominees as many votes as is equal to the number of directors to be elected multiplied by the number of shares owned by such shareholder, or to distribute his or her votes on the same principle between two or more nominees as he or she sees fit. In the election of directors, eight (8) receiving the highest number of votes will be elected.

The following table lists any known shareholders with a beneficial ownership of
five percent of the Company's common stock as of March 31, 1995.   All shares
are common stock, the only class of security outstanding.


                                                                      Amount and Nature of
     Name and Address of Beneficial Owner                             Beneficial Ownership     Percent of Class
Peter Huizenga Testamentary Trust
Huizenga Capital Management
Oak Brook, IL 60521                                                          530,000                 9.85%

Robert A. Schoellhorn
c/o Bryan & Gross
Northbrook, IL 60062                                                         530,000                 9.85%

Mutual Discovery Fund (Mutual Series Fund, Inc.)
Short Hills, NJ 07078                                                        530,000                 9.85%

Basswood Partners
Paramus, NJ 07652                                                            530,000                 9.85%

Kenneth Gaspar
Lisle, IL 6053                                                               370,370                 6.88%

Jerome White
Chicago, IL 60614                                                            333,333                 6.19%

                       PROPOSAL 1:  ELECTION OF DIRECTORS

At the Annual Meeting, eight (8) persons are to be elected to the Board of Directors of the Company to serve until the next Annual Meeting of Shareholders and until their successors are elected and have qualified.

The Bylaws of the Company provide that the authorized number of directors shall not be less than seven (7) nor more than thirteen (13) with the exact number of directors to be fixed from time to time by resolution of majority of the full Board of Directors or by resolution of the shareholders. The number of directors to be elected at the Annual Meeting has been fixed at eight (8).

A shareholder may withhold authority for the proxy holders to vote for the nominees identified below by so indicating in the enclosed Proxy. Further, a shareholder may withhold authority for the proxy holders to vote for any individual nominee by writing that nominee's name in the appropriate space provided on the Proxy. Unless authority to vote for the nominees is so withheld, the proxy holders will vote the proxies received by them for the election of the nominees identified below as directors of the Company. If any of the nominees should be unable to or declines to serve, which is not now anticipated, the proxy holders shall have discretionary authority to vote for a substitute who shall be designated by the present Board of Directors to fill the vacancy. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all of the proxies received by them for the election of the nominees identified below as directors of the Company.

Each person who was a director, executive officer, or beneficial owner of more than ten percent of any class of equity securities pursuant of Section 12 of the Securities Exchange Act of 1934 has represented, in writing, to the Company that they have disclosed on a Form 3 or Form 4 on a timely basis all reports required by Section 16 during the most recent fiscal year.

DIRECTORS AND NOMINEES

The following table sets forth as to each of the persons nominated for election as a director of the Company, such person's age, such person's principal occupations during the past five years, and the period during which such person has served as a director of the Company and also Monarch Bank (the "Bank"), its wholly-owned subsidiary.


                                                                               DIRECTOR          DIRECTOR OF
                                       PRINCIPAL OCCUPATION                   OF COMPANY            BANK
NAME AND OFFICE HELD       AGE         FOR PAST FIVE YEARS                      SINCE               SINCE
- --------------------       ---         ----------------------                 ----------         -----------
Rice E. Brown               57         Owner & President of                      1988                1988
                                       Rice Brown Financial Services

E. Lynn Caswell             50         Commercial Banking and                    1987                1987
Chairman of the Board,                 Bank Holding Company
President, and Chief                   Management
Executive Officer

Raymond B. Cox              86         President, Cox Marketing                  1983                1979
                                       Associates, marketing
                                       consultants for real estate
                                       investments

William C. Demmin           50         Exec. Vice President and                  1993                1993
                                       Chief Financial Officer of Bank;
                                       Corporate Secretary of Bank
                                       Holding Company


                                       3


Alfred H. Jannard           54         Pharmacist/Owner of drug store            1993                1993

Cheryl Moore                48         Owner/Operator of a retail                1993                1993
                                       women's apparel store

Margaret A. Redmond         54         Vice President & Office                   1986                1987
                                       Manager of Professional
                                       Orthodontia Practice Firm

John W. Rose                46         President/McAllen Partners, Inc.             -                   -

The Company and Bank have nominated Mr. John Rose as a member of the Board of Directors subject to regulatory approval. Mr. Rose is President of McAllen Partners Inc., a firm that specializes in providing financial advice to and making investments in banks and thrifts. Mr. Rose is one of the Financial Advisors who assisted the Company in structuring and completing the Private Placement which is described in proposal 2. He has an extensive background in banking and finance.

COMMITTEES OF THE BOARD OF DIRECTORS

During 1994, the Board of Directors of the Company held seven (7) meetings. The Bank, during 1994, held fifteen (15) regular meetings, one (1) special meeting, and seven (7) joint Executive Sessions. All Directors attended at least 85% of the Board meetings of the Company. All Directors attended at least 80% of the Board meetings of the Bank.

The Bank Loan Committee, which is responsible for reviewing and approving loans, held 21 meetings during 1994. Members of the Bank Loan Committee also function as the Bank's Investment Committee.

The Board of Directors' Audit Committee had five (5) official meetings in 1994, and also met to review quarterly reports. The members of the Audit Committee are: Rice E. Brown, Raymond B. Cox, Alfred H. Jannard, Cheryl Moore, and Margaret A. Redmond. The duties of the Committee include meetings and discussions with the Company's external auditors, and meeting with outside operational auditors who are engaged to perform internal control audits and review and approve various financial reports.

EXECUTIVE OFFICERS

The following table sets forth as to each of the persons who currently serves as an Executive Officer of the Company and the Bank, such person's age, such person's principal occupation during the past five years, such person's current position with the Bank, and the period during which the person has served in such position:


                                                          PRINCIPAL
                            POSITION WITH                 OCCUPATION FOR                YEAR APPOINTED TO
NAME                 AGE    COMPANY AND BANK              PAST FIVE YEARS               COMPANY      BANK
- ----                 ---    ----------------              ---------------               -------      ----
E. Lynn Caswell      50     Chairman, President and       Commercial  Banking           1987         1987
                            and Chief Executive Officer   and Bank Holding
                                                          Company Management(1)

William C. Demmin    50     Executive Vice President      Bank and Bank Holding         1987         1987
                            and Chief Financial Officer   Company Management (2)

Louis F. Cumming     55     Executive Vice President      Bank Management(3)                         1995
                            and Senior Credit Officer


                                        4

(1) Mr. Caswell was formerly the President and Chief Executive Officer of the Bank of San Diego, and Chief Operating Officer of BSD Bancorp, its parent Company, from 1984 to 1987, and he has over 27 years of banking experience.

(2) From 1986 to 1987, Mr. Demmin served as Cashier of Commercial Center Bank of Santa Ana, California, and he had previously served as Senior Vice President, Chief Financial Officer, and Cashier of First American Bank & Trust in Laguna Beach from 1983 to 1986. Mr. Demmin had previously served Bank of America for eleven (11) years, and has over 28 years of banking experience.

(3) On April 28, 1995, Mr. Cumming was appointed Executive Vice President and Senior Credit Officer of the Bank. Mr. Cumming was formerly the Executive Vice President and Senior Credit Officer of Cuyamaca Bank from 1992 to April 1995, Senior Vice President of First National Bank from 1989 to 1992, and he has over 30 years of banking experience.

SECURITY OWNERSHIP OF MANAGEMENT

The following table reflects as of March 31, 1995 the beneficial ownership of management of the Company's common stock including stock options which have been vested or stock options that will be vested within 60 days.

Mr. John Rose is expected to become a director of the Company and Bank subject to regulatory approval and shareholder approval. As of March 31, 1995 he held 185,185 shares of common stock or 3.47% of the outstanding shares.


                                                            AMOUNT AND NATURE OF
NAME AND ADDRESS OF BENEFICIAL OWNER                        BENEFICIAL OWNERSHIP       PERCENT OF CLASS
Rice E. Brown
Laguna Niguel, CA 92677                                             12,345                  0.23%

E. Lynn Caswell(1)
Laguna Niguel, CA 92677                                             53,415                  0.99%

Raymond B. Cox
Monarch Beach, CA 92629                                             23,689                  0.44%

Louis F. Cumming
La Jolla, CA  92037                                                   -0-                    -0-

William C. Demmin(2)
Laguna Niguel, CA 92677                                             26,882                  0.50%

Alfred H. Jannard
Laguna Niguel, CA 92677                                             11,840                  0.22%

Cheryl Moore
Laguna Niguel, CA 92677                                              8,108                  0.15%

Margaret A. Redmond
San Clemente, CA 92672                                              26,396                  0.44%

All eight (8) directors as a group                                 162,675                  3.02%

(1)    Mr. Caswell is President and CEO of the Bank and Company

(2)    Mr. Demmin is an Executive Vice President of the Bank and Company

EXECUTIVE COMPENSATION

The Company's executive officers are E. Lynn Caswell, Chairman of the Board, President and Chief Executive Officer; William C. Demmin, Executive Vice President and Chief Financial Officer. The Company paid no salaries in 1994.

The following table reflects all compensation paid to Mr. E. Lynn Caswell, the Company's and Bank's Chief Executive Officer. No other executive officer(s) received a total annual salary and bonus of $100,000 or more.


                                                     SUMMARY COMPENSATION TABLE

                                                                             PROFIT         OTHER ANNUAL         OPTION/
NAME AND POSITION                       YEAR              SALARY            SHARING         COMPENSATION         SAR'S #
- -----------------                       ----              ------            -------         ------------         -------
E. Lynn Caswell                         1994             $128,182           $    --              $    --               0
                                        1993             $128,182           $    --              $21,324         $55,620
                                        1992             $124,730           $31,553              $ 8,700               0

Mr. E. Lynn Caswell executed an Employment Agreement dated July 23, 1987, and amended effective July 23, 1989, and July 23, 1991 with the Company and the Bank. The Agreement is now effective for a three (3) year period with automatic, subsequent three (3) year renewals, unless notice is given thirty
(30) days prior to the end of any given period. The Agreement was extended for one additional year in 1994 until June, 1995. The Agreement provides for a base salary with annual cost of living adjustments to a maximum of 8%. Mr. Caswell's current base annual salary as of February 28, 1995 is $128,182. In addition, Mr. Caswell receives an automobile allowance, reimbursement for various business expenses, use of the Bank's club memberships, four weeks annual vacation, insurance, including disability and life insurance equal to four (4) times annual salary, and other health and Company benefits. Mr. Caswell is entitled to receive director's fees. A profit sharing agreement equal to 10% of the pre-tax profit of the Bancorp, as calculated in accordance with generally accepted accounting principles, is payable to Mr. Caswell within three (3) months after the end of the fiscal year. The Agreement may be terminated without cause by majority vote, or as the result of a merger or corporate dissolution. Should the Agreement be terminated, Mr. Caswell would receive not less than six (6) months' base salary, auto allowance, and insurance benefits. The profit sharing arrangement of 10% of the pre-tax profit would be calculated and payable as of the date of the termination of the Agreement.

                     OPTIONS/SAR GRANTS IN LAST FISCAL YEAR
                                INDIVIDUAL GRANTS


                                       PERCENT OF TOTAL
            OPTIONS/SARS               OPTIONS/SARS GRANTED TO             EXERCISE OR BASE         EXPIRATION
     NAME   GRANTED (#)                EMPLOYEES IN FISCAL YEAR            PRICE ($/SH)                DATE
     ----   -----------                ------------------------            ------------                ----

                                                 NONE

Mr. Caswell received options to purchase 2,000 shares of the Company's common stock in September, 1993 at fair market value as defined in the Company's 1993 Stock Option Plan. Mr. Caswell was one of nine individuals who received options in 1993. A description of the 1993 Plan is contained in proposal 2.

Mr. Caswell at the request of the Board of Directors also voluntarily canceled 53,620 options that had been granted in 1988. These options under the terms of the 1983 Stock Options had been fully vested over a five year period, and were exercisable at an average price of $4.28 per share. The Company reissued 53,620 options under the 1993 Stock Option Plan at $4.25 per share. The replacement options will be vested as to 1/5 per year over five years and expire in September 2003.

  AGGREGATED OPTIONS EXERCISED IN LAST FISCAL YEAR AND FY-END OPTION/SAR VALUES


                                                                                                VALUE OF
                                                                            NUMBER OF           UNEXERCISED
                                                                            UNEXERCISED         IN-THE-MONEY
                                                                            OPTIONS/SARS AT     OPTIONS/SARS AT
                                                                            FY-END(#)           FY-END ($)
                              SHARES ACQUIRED                               EXERCISABLE/        EXERCISABLE/
NAME                          ON EXERCISE (#)      VALUE REALIZED ($)       UNEXERCISABLE       UNEXERCISABLE
- ----                          ---------------      ------------------       -------------       -------------
E. Lynn Caswell                     --                     --                  10,000/
                                                                               55,620


RECOMMENDATION OF THE BOARD OF DIRECTORS

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ABOVE NOMINEES.

  PROPOSAL 2:  APPROVAL OF AMENDMENT TO MONARCH BANCORP 1993 STOCK OPTION PLAN

INTRODUCTION

Shareholders of Monarch Bancorp are being asked to approve a proposed amendment to the Monarch Bancorp 1993 Stock Option Plan (the "1993 Plan"), which was originally adopted by the Board of Directors of Monarch Bancorp (the "Company") on March 16, 1993 and approved at the 1993 Annual Meeting of Shareholders. The Board of Directors on May 16, 1995 approved a proposed amendment to the 1993 Plan, subject to the approval of the California Commissioner of Corporations and the holders of the majority of the issued and outstanding shares of the Company, that would increase the number of shares that are subject to the 1993 Plan to approximately 10% of the issued and outstanding shares of the Company following the completion of the Company's recapitalization.

The 1983 and 1993 Plans provided for an aggregate total of 204,030 or 25.7% of the issued and outstanding shares of the Company as of March 30, 1995, or 3.82% of the Company's shares issued and outstanding on the Record Date.

On March 31, 1995, the Company completed the initial phase of a Private Placement Offering of 4,547,111 shares of its Common Stock at a price of $1.35 per share to several accredited investors as defined in SEC Regulation D. The Company raised approximately $5,669,000 in net proceeds in the Private Placement Offering. The Company has now filed a Registration Statement on Form SB-2 in which the Company is in the process of registering an additional 3,177,296 shares of Common Stock in connection with a proposed combination Rights and Public Offering (the "Offering"). If the shares currently being registered under the Registration Statement are completely sold, the Company will have 8,518,730 shares of the Company's Common Stock issued and outstanding.

The Board of Directors believes that the increase in shares in the 1993 Plan is beneficial to the Company, the Bank and the Company's shareholders. The increase in the number of shares in the 1993 Plan is subject to the approval of the California Commissioner of Corporations and the holders of a majority of the issued and outstanding shares of the Company, subject to any required amendments by any regulatory agency. In accordance with the rules and regulations of the California Commisioner of Corporations, the Company is allowed to have up to 30% of its issued and outstanding shares contained in a stock option plan.

The Company was extensively assisted in its recapitalization efforts by Belle Plaine Partners, Inc., and McAllen Capital Partners, the Financial Advisors to the Company. The Financial Advisors received cash compensation equal to 5% of the Private Placement Offering proceeds, and the Financial Advisors will also receive 5% of the Offering proceeds. The Company has also committed to grant to the Financial Advisors in addition to the compensation described above, stock options entitling the Financial Advisors to purchase shares equal to 5% of the number of shares issued and outstanding following the completion of the Offering at a price equal to 120% of the Offering price. The options are intended to be granted for a term of 10 years and will be exercisable after the first year.
The options will be nontransferable.

The Board of Directors also intends to cancel existing stock options and substitute new stock options on prices, and for terms, financially comparable to terms of the options described above.

SUMMARY OF PLAN

The purpose of the 1993 Plan is to strengthen the Company and the Bank by providing an additional means of attracting and retaining competent managerial personnel. The 1993 Plan provides to participants added incentive for high levels of performance and for unusual efforts to increase the earnings of the Company and the Bank. The Board of Directors believes that the 1993 Plan has assisted and will continue to assist in accomplishing these objectives and facilitate in achieving these results by providing a means whereby directors, officers, and key employees, as well as consultants, advisors and others having a business relationship with the Company and the Bank, may purchase shares of the Common Stock of the Company pursuant to options granted in accordance with the 1993 Plan. 104,013 unissued shares of the Company, or approximately 1.9% of the current issued and outstanding shares of the Company on March 31, 1995, are currently reserved for issuance to directors, officers and employees, as well as consultants, advisors and others having a business relationship with the Company and the Bank ("Eligible Participants"). Options granted pursuant to the 1993 Plan may be non-qualified options or incentive stock options within the meaning of Section 422A of the Internal Revenue Code.

The 1993 Plan is administered by the Board of Directors of the Company or by a committee appointed from time to time by the Board. The Board of Directors or the committee determines the Eligible Participants in the 1993 Plan and the extent of their participation.

The purchase price of stock subject to each option may not be less than one hundred percent (100%) of the fair market value of such stock at the time such option is granted. An Eligible Participant owning more than ten percent (10%) of the total combined voting power of all classes of stock of the Company may only be granted an option with an exercise price at least 110% of the fair value of Company stock at the date of grant. The purchase price of any shares exercised shall be paid in full in cash or, with the prior written approval of the committee, in shares of the Company or on a deferred basis evidenced by promissory note. Options may be granted pursuant to the 1993 Plan for a term of up to ten (10) years. Each option shall be exercisable according to the determination of the Board or committee, except that options shall be exercisable at a minimum of 20% per year over a five year period.

Options granted under the 1993 Plan are not transferable by the optionee during the optionee's lifetime. In the event of termination of employment as a result of the optionee's disability or in the event of an employee's death during the exercise period, to the extent the option is exercisable on the date employment terminates or the employee dies, the option shall remain exercisable for up to one (1) year (but not beyond the end of the original option term) by the disable optionee or, in the event of death of the optionee, a non-qualified option shall be exercisable by the person or persons to whom rights under the option shall have passed by will or the laws of descent and distribution.

If an optionee's employment is terminated, unless termination was by reason of disability or death, the optionee shall have the right, for a 3-month period after termination, to exercise that portion of the option which was exercisable immediately prior to such termination. If an optionee's employment is terminated for cause, the optionee shall have the right for a 30 day period after termination, to exercise that portion of the option which was exercisable immediately prior to such termination. In no event may the option be exercised after the end of the original option term.

In the event of certain changes in the outstanding Common Stock of the Company without receipt of consideration by the Company, such as stock dividends, stock splits, recapitalization, reclassification, reorganization, merger, stock consolidation, or otherwise, appropriate and proportionate adjustments shall be made in the number, kind and exercise price of shares covered by any unexercised or partially unexercised options which were already granted. Optionees will receive prior notice of any pending dissolution or liquidation of the Company, or reorganization, merger or consolidation where the Company is not the surviving corporation or sale of substantially all the assets of the Company or other form of corporate reorganization in which the Company is not a surviving entity, or the acquisition of stock representing more than 50% of the voting power of the stock of the Company then outstanding ("Terminating Event"). Optionees have thirty (30) days from the date of mailing of such notices to exercise any option in full. After such thirty (30) days, any option not exercised shall terminate and upon the occurrence of the Terminating Event, the 1993 Plan shall terminate, unless some other provision is made in connection with the Terminating Event.

The Board reserves the right to suspend, amend, or terminate the 1993 Plan, and, with the consent of the optionee, make such modifications, of the terms and conditions of his or her option as it deems advisable, except that the Board may, not, without further approval of a majority of the shares, increase the maximum number of shares covered by the 1993 Plan, change the minimum option price, increase the maximum term of options under the

1993 Plan or permit options to be granted to any one other than an officer, employee or director, or consultant, advisor or other person having a business relationship with the Company or the Bank.

Unless previously terminated by the Board of Directors, the 1993 Plan terminates ten years from the date the Plan was adopted by the Board of Directors of the Company, or March 16, 2003.

FEDERAL INCOME TAX CONSEQUENCES

To the extent that options granted under the 1993 Plan qualify as incentive stock options and (i) the optionee does not sell the stock acquired upon exercise of the options within two (2) years of the date of grant and one (1) year from the date of exercise and (ii) the optionee was employed by the Company or a subsidiary for the entire period beginning on the date of grant of option and ending three (3) months prior to the exercise of the option, then the optionee will not recognize compensation income to the extent of any "bargain element" determined as of the time of grant or exercise, and the Company will not be entitled to a corresponding tax deduction.

However, the bargain element is a time of tax preference for the purpose of determining the employee's alternative minimum tax.

If the optionee disposes of the stock acquired through the exercise of the incentive stock option prior to satisfaction of the holding period or fails to satisfy the employment requirement, the optionee will recognize compensation income and the Company will be entitled to a corresponding tax deduction to the extent of the lesser of (i) the excess of the fair market value of the stock at the date of exercise over the exercise price or (ii) the amount realized in excess of the tax basis of the stock if disposed in a taxable transaction.

If the options granted under the 1993 Plan are non-qualified, the optionee will not recognize taxable income, and the Company will not be entitled to a corresponding tax deduction, at the time of grant or exchange. Upon the exercise of a non-qualified stock option, however, the optionee will recognize taxable income equal to the "bargain element" or the "spread", the difference between the fair market value determined as of the time of exercise of the Company's Common Stock acquired by the optionee and the option price paid for the stock. The Company will be entitled to a corresponding tax deduction equal to the income recognized by the optionee provided that the income tax withholding attributable to the optionee's recognized income is collected from the optionee.

SUMMARY

Approval of the proposed amendments to the 1993 Plan requires the affirmative vote of a majority of the issued and outstanding shares of the Company, and the amendment is subject to the approval of the California Commissioner of Corporations. The description herein is intended to highlight and summarize the principle terms of the 1993 Plan. For further information, shareholders are referred to a copy of the 1993 Plan which is available for inspection at the Company.

Shares of the Company's Common Stock to be issued upon exercise of stock options need not be registered with the SEC. However, the Company has applied for a permit from the California Commissioner of Corporations and the Company intends to register the Common Stock reserved for issuance under the Plan with the SEC prior to issuing any of its Common Stock upon exercise thereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 2

                   PROPOSAL 3:  APPROVAL OF DIRECTORS DEFERRED
                      COMPENSATION PLAN AND TRUST AGREEMENT

DESCRIPTION OF PLAN AND TRUST

          On May 16, 1995, the Board of Directors of the Company approved the 1995 Directors Deferred Compensation Plan (hereinafter "the Plan"). A complete copy of the Plan (and the related Trust Agreement) is available on request by any stockholder directed to William C. Demmin, the Company's Chief Financial Officer, at 30000 Town Center Drive, Laguna Niguel, California 92667 (telephone 714/495-3300). The Plan is effective for fees earned on and after July 1, 1995, subject to shareholder approval. Full power to construe, interpret and administer the Plan is vested with the Administrative Committee (hereinafter "the Committee"), which consists of all non-director executive officers of the Bank. The Board of Directors also approved a trust agreement for deferred amounts, the Directors Deferred Compensation Trust Agreement.

          Approval of the Plan and Trust by stockholders is being sought in order to assure that the Plan qualifies for exemption from short-swing profit liability pursuant to Rule 16-b3 of the SEC. If stockholders do not approve the Plan, the Board will consider whether to implement the Plan or may seek a ruling that the Rule 16b-3 exemption is not required.

          The Plan allows amendments to be made by the Board from time to time, provided that no such amendment may (without a director's consent) alter rights to payments of amounts already credited to accounts or delay the time at which deferred amounts were scheduled to be paid under the Plan. The Company intends to maintain the Plan and Trust in a a manner that will allow ongoing availability of the exemption under SEC Rule 16b-3 (unless a ruling is received indicating that such exemption is not necessary and therefore currently intends to submit to stockholders for approval any amendments which would materially increase the benefits available under the Plan or the number of shares of common stock of the Company ("Company Stock") which may be issued under the Plan, or materially modify the requirements for participation in the Plan.

          The Plan allows all directors of the Company and Monarch Bank, including employee directors, (currently a total of 7 persons), to elect by written notice to defer payment of all or a portion of their director's fees for the next succeeding calendar year, and of all or any portion of any grant of Company Stock to the director made on or after the election. Participation in the Plan is voluntary and directors may change their elections annually. The Plan allows optional deferral of existing fees and awards of Company Stock, with investments of such deferrals in Company Stock. Elections with respect to deferred amounts are to be made in writing by the director prior to the latest to occur of the following: (i) the beginning of the calendar year for which the fees are to be earned; (ii) the director's first day of board service in the year; or (iii) the first day of the calendar month next following the date the director first becomes eligible to participate in the Plan; provided that directors who file Form 4 reports with the SEC cannot make elections later than six months prior to the date on which any fees deferred by the director are invested in the Company Stock.

          The Company will establish on its books a separate account for each of its directors who participates in the Plan. All deferred amounts are invested in Company Stock and the value of a director's account is measured by the value of and income from the Company common stock. At the time a director makes his or her first election, the director may also choose to have deferred amounts contributed to a trust commonly known as a "rabbi" trust, established to aid in the accumulation of assests for payment of deferred amounts. Separate accounts are to be set up for each director who elects to make deferrals, and the Company may, in its discretion, contribute to the trust an amount equal to the deferred amount, if it is done within five business days after the deferred amount would otherwise be paid to the director.

          The Company will pay all administrative expenses of the Plan for its participating directors as well as the applicable portion of trustee's fees and expenses, currently extimated at $1000 per year. (If the Company does not pay, the trust is liable for the expenses.) All income received by the trust, net of expenses and taxes (if any) will be reinvested in Company Stock.

          Not later than the next regularly scheduled meeting of the Committee following a director's termination of service, the Committee must direct the trustee to commence distribution of the amounts credited to such director's account and direct the trustee as to the form of payment (whether in cash or Company Stock). Amounts held in the account are paid in a lump sum or in annual installments, consistent with the method of payment selected by the director at the time the deferral election was initially made. In the event of an "unforseen emergency", such as a severe financial hardship to the director resulting from a sudden and unexpected illness or accident of the director, benficiary or dependent, (as defined by Section 152(a) of the Internal Revenue
Code), the Committee may determine the amount to be paid from the deferred amount.

          In the event of death, a director's payment shall be made to the persons named in the last written instrument signed by the director and received by the Committee prior to the director's death, and in the event the director fails to name any person, the amounts shall be paid to the director's estate or the appropriate distributee thereof.

NECESSARY APPROVAL

          The Plan must be approved by a majority of the issued and oustanding shares of the Company, and is subject to any and all necessary regulatory approvals and amendments.

RECOMMENDATION OF THE BOARD OF DIRECTORS

          The Board of Directors recommends a vote "FOR" the proposal to approve the Directors Deferred Compensation Plan and Trust Agreement.

INDEPENDENT ACCOUNTANTS

Audit services performed by Dayton & Associates for the year ended December 31, 1994, consisted of examination of the financial statements of the Bank, and consultation matters related to account and financial reporting. Before each professional service provided by Dayton & Associates was rendered, said services were approved by, and the possible effect on the independence of the accountant was considered by the Board of Directors Audit Committee.

It is expected that one or more representatives of Dayton & Associates will be present at the Meeting to respond to all appropriate questions.

ADDITIONAL MATTERS

SHAREHOLDER PROPOSALS

Any shareholder desiring to submit a proposal for action at the 1996 Annual Meeting of Shareholders, which is desired to be presented in the Company's Proxy Statement with respect to such meeting, should submit such proposal to the Company at its principal place of business no later than 9:00 a.m., March 1, 1996. Matters pertaining to such proposal, including the number and length thereof, eligibility of persons entitled to have such proposals included and other aspects, are regulated by the Securities Exchange Act of 1934, rules and regulations, to which interested persons should refer.

ANNUAL REPORT ON FORM 10-KSB

The Annual Report to Shareholders of the company for the year ended December 31, 1994 is being mailed concurrently with this proxy statement to all shareholders of record as of May 16, 1995. The Annual Report is not to be regarded as proxy soliciting material nor as a communication by means of which any solicitation is to be made.

REGULATORY ORDERS

The Bank is subject to various regulatory orders. The Company believes that the Bank is in compliance with these Orders. (Details of the Orders are contained in the Company's Annual Report and are hereby incorporated by reference.)

OTHER  MATTERS

Management is not aware of any matters to be presented at the Meeting other than those set forth above. However, if other matters come before the Meeting, it is the intention of the persons named in the accompanying Proxy to vote said Proxy in accordance with the recommendations of Management on such matters, and discretionary authority to do so is included in the Proxy.

THE ENCLOSED PROXY SHOULD BE COMPLETED, DATED, SIGNED AND RETURNED IN THE ENCLOSED POSTAGE-PAID ENVELOPE. YOUR PROMPT MAILING OF THE SIGNED PROXY WILL BE APPRECIATED.

                                        MONARCH BANCORP

                                        /s/ E. Lynn Caswell

                                        E. Lynn Caswell
                                        Chairman of the Board,
                                        President, and Chief Executive Officer

Dated:__________________________

                                     PROXY
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                                MONARCH BANCORP
                            30000 TOWN CENTER DRIVE
                        LAGUNA NIGUEL, CALIFORNIA 92677

    The undersigned Shareholders of Monarch Bancorp hereby appoint Rice E. Brown, Raymond B. Cox, and Margaret A. Redmond, or any one of them, as Proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of common stock of Monarch Bancorp held of record by the undersigned on May 16, 1994 at the Annual Meeting of Shareholders to be held at South Coast Medical Center, 31872 Pacific Coast Highway, Laguna Beach, California on Wednesday, June 21, 1995, at 7:00 p.m. or any adjournment thereof, as fully and with the same force and effect as the undersigned might or could do if personally present thereat, as follows:

1.   ELECTION OF DIRECTORS  FOR all nominees listed below                     WITHHOLD AUTHORITY
                            (EXCEPT AS INDICATED TO THE CONTRARY BELOW). / /  TO VOTE FOR ALL NOMINEES LISTED BELOW. / /
                    Rice E. Brown, E. Lynn Caswell, Raymond B. Cox, William C. Demmin, Alfred H. Jannard,
                                     Cheryl Moore, Margaret A. Redmond, and John W. Rose
        (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THE NOMINEE'S NAME IN THE SPACE
                                                           BELOW.)
     -------------------------------------------------------------------------------------------------------------------
2.   Amendment  to Monarch Bancorp 1993  Stock Option Plan. To  approve proposed amendments to  the Company's 1993 Stock
     Option Plan that would increase the number of shares subject to the Plan equal to 10% of the issued and outstanding shares of the Company, subject to any necessary regulatory approvals and amendments.
                          / /  FOR                    / /  AGAINST                    / /  ABSTAIN
3.   Directors Deferred Compensation Plan and Trust Agreement.  Approving the 1995 Directors Deferred Compensation  Plan
     and  Trust Agreement as  described in the  Company's Proxy Statement  for the 1995  Annual Meeting of Shareholders,
     subject to any necessary regulatory approvals and amendments.
                          / /  FOR                    / /  AGAINST                    / /  ABSTAIN
4.   Other Business. Transacting such  other business as may  properly come before the  Meeting, and any adjournment  or adjournments thereof.

    The Board of Directors recommends a vote "FOR" all of the proposals as presented. The Proxy confers authority and shall be voted in accordance with the recommendation of the Board of Directors unless a contrary instruction is indicated, in which case the Proxy shall be voted in accordance with such instructions. In all other matters, if any, presented at the meeting, this Proxy shall be voted in accordance with the recommendations of the Board of Directors.

                                              ----------------------------------
                                              Dated

                                              ----------------------------------
                                              Signature

                                              ----------------------------------
                                              Signature

                                              (Please date this  Proxy and  sign
                                              your  name as  it appears  on your
                                              stock certificates.  When  signing
                                              as attorney, executor,
                                              administrator, trustee or
                                              guardian,  please give full title.
                                              If  more  than  one  trustee,  all
                                              should   sign.  All  joint  owners
                                              should sign.)

             I DO / /  I DO NOT / /  expect to attend the meeting.

                 PLEASE MARK, SIGN, DATE AND RETURN THE PROXY.